EXHIBIT 99.1

VisionWave Announces Completion of Internal Research Paper on
Conceptual RF-Based Subsurface Sensing Architectures in
Connection with Recent Liberia LOE Engagement

Company Completes Internal Technical Evaluation of Potential RF-Based Sensing Concepts

West Hollywood, CA – March 27, 2026 – VisionWave Holdings, Inc. (NASDAQ: VWAV) (“VisionWave” or the “Company”), a next-generation defense and advanced sensing technology company, today announced the completion of an internal research paper evaluating conceptual radio-frequency (RF)–based subsurface sensing architectures which the Company intends to incorporate into its broader long-term strategy in energy, infrastructure intelligence, and subsurface mapping.

This research initiative follows VisionWave’s recently announced strategic engagement in offshore energy exploration in Liberia and reflects the Company’s continued focus on exploring advanced sensing approaches designed to enhance situational awareness in complex environments. The research paper represents a technical evaluation and conceptual framework only, and not an existing commercial product or deployed system. The Company emphasizes that the research paper represents a technical evaluation and conceptual framework, and not an existing commercial product or deployed system.

The research paper, developed as part of the Company’s ongoing research and development efforts, examines the feasibility and architectural considerations of near-source RF sensing systems intended to provide enhanced subsurface visibility in select geological conditions. The work outlines a potential framework combining advanced antenna design, edge-based signal processing, and physics-informed computational models.

VisionWave believes that, if successfully developed and validated, such approaches may support improved detection of subsurface features, including geological boundaries, fracture networks, and other structural characteristics relevant to energy exploration and infrastructure applications. However, the Company notes that the concepts described in the research paper remain subject to significant technical validation, environmental dependencies, and engineering development.

Technology Overview

VisionWave’s research paper outlines a conceptual subsurface sensing architecture based on the integration of radio-frequency (RF) signal propagation, advanced antenna systems, and real-time computational processing.

Unlike conventional approaches that primarily measure formation properties surrounding the drill path, the proposed architecture is designed to analyze electromagnetic responses in the volume ahead of the sensing source. This is achieved through a combination of directional RF transmission, multi-element receiver arrays, and adaptive signal processing techniques intended to distinguish between direct-path signals, environmental interference, and formation-dependent responses.

The conceptual system architecture incorporates embedded processing capabilities at the edge, where acquired RF data may be conditioned, filtered, and interpreted in real time. This includes the use of model-based inversion techniques and physics-informed computational methods designed to translate complex electromagnetic responses into structured representations of subsurface characteristics.

The research paper further evaluates antenna configurations integrated within mechanically robust structures capable of operating in high-pressure and high-temperature environments. Particular emphasis is placed on managing signal distortion caused by surrounding structures and environmental conditions, while maintaining directional sensitivity and operational stability.

VisionWave’s research also explores hybrid computational frameworks combining classical electromagnetic modeling with machine learning–assisted interpretation. These methods are intended to improve signal discrimination and enable probabilistic interpretation of subsurface features under varying environmental conditions.

The Company reiterates that the technologies described in the research paper are conceptual in nature and remain under evaluation, with no assurance of successful development or commercial implementation.

The Company reiterates that the technologies described in the research paper are conceptual in nature and remain under evaluation, with no assurance of successful development or commercial implementation.

Integration with Conventional Drilling Systems

From a technical perspective, the research paper evaluates an approach designed to integrate RF-based sensing elements, including transmission components and antenna structures, into near-source sections of conventional drilling assemblies, in proximity to the drill bit.

This conceptual integration approach is intended to preserve traditional drilling workflows while introducing an additional sensing layer capable of capturing and interpreting electromagnetic responses during operation. By embedding sensing components within structurally compatible sections of the drilling system, the proposed architecture seeks to operate alongside conventional mechanical and geological processes without altering their core function.

The research paper emphasizes compatibility with established drilling environments, where mechanical integrity, durability, and operational continuity are critical. The concept focuses on maintaining the performance of conventional systems while augmenting them with additional data acquisition and interpretation capabilities.

VisionWave’s research strategy is based on the principle of incremental enhancement—evaluating advanced sensing and computational technologies as an additional layer of intelligence, rather than a replacement for existing methodologies. The Company believes such an approach may support practical adoption pathways, subject to successful technical validation.

The Company notes that any potential integration of such technologies would require extensive engineering development, validation, and field testing. There can be no assurance that any such integration will occur or that the concepts will prove technically or commercially viable.

Management Commentary

“We are approaching subsurface exploration as a sensing and intelligence challenge rather than a purely mechanical process,” said Douglas Davis, Executive Chairman and Chief Executive Officer of VisionWave. “This research paper reflects our effort to evaluate how physics-based signal propagation and real-time computational methods may, over time, contribute to improved visibility in complex subsurface environments. Importantly, our approach is focused on augmenting existing systems with additional layers of intelligence, not replacing them. While still at a research and evaluation stage, we believe this direction represents a meaningful long-term opportunity to enhance how subsurface environments are understood.”

The Company views this research initiative as part of a broader strategy to expand its capabilities across multiple domains, including defense, infrastructure monitoring, and energy-related applications, where advanced sensing and real-time data interpretation may provide operational advantages. Any expansion into energy-related applications remains highly speculative and subject to the substantial risks outlined below and in the Company’s SEC filings.

VisionWave will continue to evaluate and refine these concepts as part of its long-term research and development roadmap. There can be no assurance that the technologies described in the research paper will be successfully developed, validated, or commercialized.

About VisionWave Holdings Inc.

VisionWave Holdings, Inc. (Nasdaq: VWAV) is a dual-market autonomous systems platform company developing AI-driven, RF-based sensing, autonomy, and computational acceleration technologies for defense, homeland security, and commercial infrastructure applications. VisionWave’s mission is to connect defense innovation with civilian progress through shared core technologies deployed across air, land, and sea.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Letter of Engagement with the National Oil Company of Liberia (“NOCAL”), the potential pathway toward a Production Sharing Contract (“PSC”) for offshore Blocks LB-4 and LB-5, the possible deployment and performance of the Company’s proprietary RF-based sensing technologies in offshore petroleum exploration, anticipated strategic benefits from diversification into the global energy sector, expected financial commitments (including signing bonuses, data licensing fees, and signature bonuses), potential extensions of exclusivity, farm-out or partnering arrangements, and the Company’s broader strategy of applying defense-derived technologies to new industries. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially.

Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” and similar expressions, or by statements that events or trends “may,” “will,” or “could” occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including but not limited to: the highly conditional and preliminary nature of the LOE, which does not grant petroleum rights and provides no assurance of PSC execution; failure to obtain prequalification from the Liberia Petroleum Regulatory Authority, regulatory approvals, or legislative ratification by the Liberian Legislature; delays or denials in the PSC process or LOE extension; technical, operational, or economic challenges in validating and deploying the Company’s RF-based sensing technologies in offshore exploration environments (a new application domain outside the Company’s primary defense and homeland security markets); the Company’s ability to fund material upfront commitments (including a $600,000 initial signing bonus and potential post-PSC data licensing and signature bonuses totaling millions of dollars) without significant dilution, debt, or partnering arrangements; geopolitical, political, regulatory, corruption, sanctions, or force majeure risks associated with operations or investments in Liberia or similar emerging markets; potential revocation of the LOE due to default, breach, or other events; inability to secure qualified strategic partners for farm-out or risk-sharing; adverse changes in global energy markets, commodity prices, or exploration economics; competition from established oil and gas operators with conventional seismic methods; and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including those related to liquidity, capital resources, technology development, international expansion, and diversification risks. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release and in the Company’s SEC filings. VisionWave undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts:

VWAV - Investor Contact: investors@vwav.inc

Website: https://www.vwav.inc